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                                     EXHIBIT



                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.
                           LIQUIDATING TRUST AGREEMENT




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                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.

                           LIQUIDATING TRUST AGREEMENT


         Liquidating Trust Agreement made in Denver, Colorado this 31st day of December, 2001, to be effective at the close of business on December 31, 2001 (the "Effective Time"), by and between Fiduciary Capital Pension Partners, L.P., a Delaware limited partnership (the "Partnership") and Stone Pine Accounting Services, LLC, a Colorado limited liability company (the "Trustee").

         WHEREAS, pursuant to Section 9.1 of the Partnership's Second Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), and
Section 17-801(1) of the Delaware Revised Uniform Limited Partnership Act (the "Act"), the Partnership was dissolved on December 31, 2000, and the Partnership's General Partners have adopted a Plan of Liquidation on March 2, 2001; and

         WHEREAS, the Partnership has distributed substantially all of its assets, and has satisfied substantially all its liabilities; and

         WHEREAS, the Partnership and its General Partners wish to transfer the Partnership's remaining uncollected and non-liquidated assets, which are contingent and restricted and therefore difficult to liquidate, plus an amount of cash to support the collection of such assets, together with the proceeds therefrom and any contingent and unknown assets of the Partnership that come into the custody of the Trustee after the Effective Date (the "Assets"), into a liquidating trust (the "Liquidating Trust"), to allow for the collection of such contingent and restricted and other assets, which are listed on Exhibit A hereto, and the satisfaction of contingent and unknown liabilities of the Partnership (the "Liabilities"); and

         WHEREAS, the Partnership intends to file a Certificate of Cancellation with the Delaware Secretary of State to be effective at the Effective Time to terminate and cancel the Partnership's existence under the Act as of that date; and

         WHEREAS, the General Partners of the Partnership unanimously approved and authorized the execution of this Liquidating Trust Agreement at a meeting held on December 17, 2001.

         NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Name and Beneficiaries. The name of the Liquidating Trust shall be the "Fiduciary Capital Pension Partners Liquidating Trust." Each Limited Partner and the Managing General Partner (as such terms are defined in the Partnership Agreement) of the Partnership at the Effective Time (the "Beneficiaries") shall have a beneficial interest in the Assets initially in proportion to such partner's beneficial interest in the Partnership on such date.

2. Purpose. The sole purpose of this Liquidating Trust Agreement and of the appointment of the Trustee hereunder is to provide for the administration and collection of certain contingent or restricted assets until they can be collected and freely disposed of and funds for the discharge of Liabilities, if any. Assets held by the Trustee under this Liquidating Trust Agreement shall be applied solely to the payment of (i) the Liabilities, and (ii) the monthly fee provided for herein and reimbursement of reasonable costs and expenses incurred by the Trustee in the performance of its obligations hereunder. Nothing contained herein shall be construed so as to constitute the Beneficiaries, or their successors in interest, members of


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an association. Further, the trust created hereby shall have no objective to continue or engage in the conduct of a trade or business.

3. Trustee. Stone Pine Accounting Services, LLC, a Colorado limited liability company, (including any successor) is hereby appointed as Trustee under this Liquidating Trust Agreement. The Trustee is an affiliate of the Managing General Partner of the Partnership, which is a Beneficiary of the Liquidating Trust.

4. Assets Placed in Trust. The Partnership hereby grants, delivers, transfers, releases, sets over and conveys to the Trustee for the benefit of the Beneficiaries, all of the Partnership's right, title and interest, of whatever nature, whether tangible or intangible, choate or inchoate, in the Assets to hold, administer, collect, through legal process or otherwise, and distribute as provided herein, and assigns to the Trustee all of the Liabilities, subject to the payments authorized hereunder. The Trustee hereby accepts such Assets and Liabilities solely as Trustee and not personally, subject to the terms and provisions hereof.

5. Condition of Trust. The Trustee hereby accepts the trust created by this Liquidating Trust Agreement and agrees to execute the trust upon the conditions hereof, including the following:

         5.1 The Trustee shall receive as compensation for its services hereunder the amount of $1,000 per month to be paid from the Assets. The Trustee shall be reimbursed monthly from the Assets for all reasonable costs and expenses incurred by it in the performance of its obligations hereunder.

         5.2 The Trustee shall not be personally liable for any assessments, charges, or damages, or for any obligations in carrying out or effectuating the purpose of this Liquidating Trust Agreement, provided, however, that nothing shall relieve the Trustee from liabilities arising out of its own willful misconduct, bad faith, or gross negligence or reckless disregard of the Trustee's duties to the Liquidating Trust. Should any Liability be asserted against the Trustee as the transferee of the Assets or as the result of the assumption thereof, the Trustee may use such part of the Assets as may be necessary in contesting any such Liability or in payment thereof, but in no event shall the Trustee be personally liable solely as a result of being Trustee hereunder. The Trustee shall serve without bond.

         5.3 The Trustee shall not be responsible in any manner whatsoever for the validity or sufficiency of this Liquidating Trust Agreement.

         5.4 The Trustee shall be protected in acting upon any writing believed by it to be genuine.

         5.5 The Trustee shall not be liable for any acts or omissions of any agents acting on its behalf elected or appointed by it in good faith.

         5.6 The Trustee may consult with legal counsel, accountants, appraisers, or other professional consultant, and any act or failure to act done or omitted in good faith in accordance with the opinion of any such person shall create no liability on the part of the Trustee.

         5.7 The Trustee and each partner, officer, agent or representative of the Trustee shall be indemnified out of the assets of the Liquidating Trust against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and attorney's fees, reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding, whether civil, administrative or criminal, and whether filed or threatened, which arises out of being the Trustee or such partner, officer, agent or representative, provided, however, no person shall be entitled to such indemnification with respect to any matter



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         where such person is found to have acted in bad faith or with willful misconduct, gross negligence or reckless disregard of such person's duties to the Liquidating Trust.

6. Powers of the Trustee.  The Trustee shall have the following powers:

         6.1 To endorse, deposit, and collect any and all notes, checks, bills of exchange, trade acceptance, and other instruments for the payment of money, in the name of the Partnership or otherwise, that the Trustee may receive in connection with the Assets or Liabilities.

         6.2 To determine the amounts of any consideration to be received for or with respect to any sale or other disposition of any property of the Liquidating Trust, and to collect, liquidate or otherwise convert into cash all property, assets and rights in the Assets, and to pay, discharge and satisfy all claims, expenses, charges relating to the Liabilities and other obligations with respect to the Assets, the Liquidating Trust and the Trustee as mandated by Section 17-804 of the Act.

         6.3 To invest amounts received by it as Trustee, pending distribution, but such investment powers shall be limited to investments in money market funds of the highest quality.

         6.4 Generally, to do everything necessary or advisable in order to carry out the purpose of this Liquidating Trust Agreement, including appointing, engaging or retaining any agent, representative or other independent contractor to serve the interests of the Beneficiaries.

7. Distributions. The Trustee shall make distributions to the Beneficiaries of income or proceeds received from the Assets held in trust, from time to time in its sole discretion.

8. Beneficiaries. The initial beneficial interest of each former Limited Partner and the former Managing General Partner as a Beneficiary hereof shall be determined by the Trustee in accordance with a certified copy of the Partnership's unitholder list from the Partnership's transfer agent as of the Effective Time. The Trustee shall express the beneficial interest of each Beneficiary in terms of units ("Units"). A Beneficiary shall have no title to, or right to the possession, management or control of, the Assets, and no spouse, heir or devisee of any Beneficiary shall have any rights of dower, homestead, inheritance, partition, or of any other right with respect to the Assets or the proceeds therefrom. The Units may not be transferred, sold, assigned, encumbered or otherwise disposed of either by the Beneficiary in person or by a duly authorized agent or attorney or a legal representative, provided, however, that the Units may be transferred or assigned by will, intestate succession or operation of law. Since the Units are non-transferable, the Units shall not be subject to attachment, execution, sequestration or any similar order of any court for liquidation to satisfy the debts, obligations or liabilities of any Beneficiary. If a conflicting claim or demand is asserted with respect to the ownership of Units, the Trustee shall be entitled, at its sole discretion, to refuse to comply with any conflicting claim or demand and the Trustee may elect to make no payment or distribution with respect to such Units, or to make such payment to a court of competent jurisdiction, until such competing claims are resolved to the Trustee's satisfaction, and in doing so, the Trustee shall not be liable for any amounts to any such parties for its refusal to comply with any such claim or demand.

9. Report to Beneficiaries. As soon as practicable after the end of each calendar year during the existence of the Liquidating Trust and after the termination of the Liquidating Trust, the Trustee will mail a written report to the Beneficiaries showing: (i) the assets and liabilities of the Liquidating Trust at the end of such calendar year together with an unaudited balance sheet for the Liquidating Trust as of the end of such year prepared by the Trustee in accordance with generally accepted accounting principles; (ii) any changes in the Assets not previously reported; and (iii) any material action taken by the Trustee not previously reported. To the extent mandated by applicable securities laws, such written report shall be filed by


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EDGAR with the U.S. Securities and Exchange Commission (the "Commission") under cover of a Form 10-K with the Commission I.D. number of the Partnership within 90 days of the end of such year or as soon as practicable after the termination of the Liquidating Trust. So long as the Trust is obligated to file reports with the Commission under applicable securities laws, the Trustee will report to the Beneficiaries as soon as practicable during the existence of the Liquidating Trust after a material event relating to the Liquidating Trust occurs and file a copy of such report under cover of a Form 8-K by EDGAR with the Commission. As soon as practicable after the close of any taxable year, the Trustee shall mail to any person who was a Beneficiary during such year such information as is reasonably necessary for the Beneficiary to be able to prepare its income tax returns for the previous year in an accurate and complete manner.

10. Appointment and Resignation of Trustees. A Co-Trustee may be appointed by the existing Trustee or a majority of the existing Co-Trustees by giving written notice to the Beneficiaries at least fifteen calendar days before the new Co-Trustee takes office. Prior to taking office, the new Co-Trustee shall execute a written consent to act as Trustee under the terms of this Liquidating Trust Agreement. A Co-Trustee may resign at any time by delivering to the other Co-Trustee(s) its written resignation and delivering written notice to the Beneficiaries at least fifteen calendar days before the resignation takes effect. Upon the inability to act of a Co-Trustee, the vacancy thereby occurring shall be filled by the appointment of a successor named by the remaining Co-Trustee or a majority of the remaining Co-Trustees and such successor shall execute a written consent to act as Trustee under the terms of this Liquidating Trust Agreement. If at any time prior to the termination of this Liquidating Trust pursuant to Section 11 below, there is no Trustee because of the resignation or inability to act of the last Trustee with no successor appointed, a Trustee may be appointed by the written consent of Beneficiaries holding at least a majority of the Units then outstanding.

11. Termination of Trust; Discharge of Trustees. Upon the collection or liquidation of the final Asset held in trust under this Liquidating Trust Agreement, the Liquidating Trust and this Liquidating Trust Agreement shall terminate, whereupon the Trustee shall distribute to the Beneficiaries all the remaining funds held by the Trustee pursuant hereto, in proportion to the Beneficiaries' respective interest, subject to the prior satisfaction of all Liabilities as mandated by the Act. The Trustee shall provide written notice of the effective date of the termination of the Liquidating Trust to the Beneficiaries, and, to the extent the Trust is then obligated to file reports with the Commission under applicable securities laws, shall file such notice by EDGAR with the Commission under cover of a Form 8-K. Following such distribution and notice to the Beneficiaries, the Trustee shall be fully released and discharged and its duties hereunder shall cease. Upon termination, the Trustee shall provide for the retention of the books, records, lists of holders of Units, and other files which have been delivered to or created by the Trustee for a period of at least six years and six months after the end of the year during which the Liquidating Trust is terminated.

12. Tax Matters. It is intended that the granting, assignment and conveyance of the Assets hereunder to the Trustee for the benefit of the Beneficiaries shall be treated for federal, state and local income tax purposes as if the Partnership made such distributions directly to the partners of the Partnership. It is further intended that for federal, state and local income tax purposes, the Liquidating Trust shall be treated as a liquidating trust under Treasury Regulation Sec. 301.7701-4(d) and any analogous provision of any state or local law or regulation, and the Beneficiaries shall be treated as the owners of their respective share of the Liquidating Trust pursuant to Secs. 671 through 678 of the Internal Revenue Code of 1986, as amended, and any analogous provision of state or local law or regulation, and shall be taxed on their respective share of the Liquidating Trust's taxable income. The Trustee shall file all tax returns required to be filed with any governmental agency consistent with its position, including, but not limited to, any returns required of grantor trusts pursuant to Treasury Regulation Sec. 1.671-4(a).




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13. Amendment. If the Trustee determines, based upon the written advice of counsel, that this Liquidating Trust Agreement requires an amendment to make ministerial or administrative improvements in the management of the Liquidating Trust or to correct, clarify, support or complete the rights and benefits of the Beneficiaries (including the treatment for tax purposes) purported to be provided hereunder, the Trustee may make such amendment to the terms of this Liquidating Trust Agreement by giving written notice of such amendment to the Beneficiaries at least fifteen calendar days prior to the effective date of such amendment, provided, however, such amendment shall not have a material adverse affect on the rights and benefits of the Beneficiaries hereunder. Any amendment hereto that is not adopted in accordance with the preceding sentence, may nevertheless be adopted if approved by the written consent of Beneficiaries holding at least a majority of the Units then outstanding. Such amendment may be proposed by the Trustee or by Beneficiaries who hold at least 25% of the of the Units then outstanding in a written proposal to the Trustee.

14. Construction. This Agreement shall be governed by and interpreted and construed under the laws of the State of Delaware.

15. Third Party Beneficiaries. This Agreement is entered into between the Partnership and the Trustee for the benefit of the Beneficiaries and to fix the rights and obligations of the Trustee. This Agreement shall be binding upon such parties, their heirs, executors, administrators, and assigns. This Agreement is expressly not intended for the benefit of any creditor of any such persons. Except and only to the extent provided by applicable statute, no such creditor or any other third party shall have any rights under this Agreement.

16. Severability. If any provision of this Agreement or the application hereof to any person or circumstance shall be found to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application hereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, the parties have executed this Liquidating Trust Agreement as of the day and year first above written.

    FIDUCIARY CAPITAL PENSION PARTNERS,         STONE PINE ACCOUNTING SERVICES,
    L.P.                                        LLC

                                                By: /s/ Donald R. Jackson
                                                   ----------------------------
    By: FCM Fiduciary Capital Management        Name: Donald R. Jackson
        Company, Managing General Partner       Title: Managing Member

    By: FCM Fiduciary Capital Corporation,
        Managing General Partner

        By: /s/ Paul Bagley
           ---------------------------------
        Name: Paul Bagley
        Title: Chairman





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                                                                       EXHIBIT A

1.       Cash in the amount $187,811.41, and various receivables totaling
         $43,960.14.

2. Receivable from Niigata Engineering Co., Ltd. in the amount of $28,179, due May 21. 2002, and all contract and other rights in connection therewith.

3. 821,376 shares of restricted common stock of Environmental Energy Services, Inc., and all contract and other rights in connection therewith.

4. 4,476,500 shares of common stock, 71,961 shares of Class B preferred stock, 239,600 shares of Class C preferred stock, $1,632,960 principal amount of 12.00% Senior Subordinated Revolving Notes, and $14,096 principal amount of 12.00% Promissory Notes, of LMC Corporation, and all contract rights and other rights in connection therewith.

5. Such other assets of the Partnership that come into the custody of the Trustee after the Effective Date.



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